SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

                           [X] Preliminary Proxy Statement
                           [ ] Confidential, for Use of the Commission Only
                               (as permitted by Rule 14a-6(e)(2))
                           [ ] Definitive Proxy Statement
                           [ ] Definitive Additional Materials
                           [ ] Soliciting Material Pursuant to SS.240.14a-12

                          FRANKLIN CAPITAL CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

            -------------

         2) Aggregate number of securities to which transaction applies:

            -------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

            -------------

         5) Total fee paid:

            -------------

    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         1) Amount Previously Paid:

            -------------

                          FRANKLIN CAPITAL CORPORATION
                                 450 PARK AVENUE
                            NEW YORK, NEW YORK 10022


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 14, 2002

     The Annual Meeting of Stockholders of Franklin Capital Corporation (the "Corporation") will be held on August 14, 2002 at 2 o'clock p.m., New York Time, at the offices of Weil, Gotshal and Manges, LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 for the following purposes:

          1. To elect six (6) directors to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and have qualified (four (4) of whom are to be elected by the holders of Common Stock and Preferred Stock, voting together as a class, and two (2) of whom are to be elected solely by holders of Preferred Stock);

          2. To approve the withdrawal of the Corporation's election to be regulated as a business development company under the Investment Company Act of 1940;

          3. To ratify the appointment by the Board of Directors of the Corporation (the "Board") of Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2002; and

          4. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board has fixed the close of business on July 10, 2002 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Common Stock, $1.00 par value, and Preferred Stock, $1.00 par value, held on the record date.

     If you cannot attend the meeting, please sign and return the enclosed proxy card as soon as possible in order that you may be represented at the meeting. If you attend the meeting, you may vote in person even though you have sent in a proxy.

                                   By Order of the Board of Directors
                                   SPENCER L. BROWN
                                   SECRETARY

New York, New York
July 19, 2002

                          FRANKLIN CAPITAL CORPORATION
                                 450 PARK AVENUE
                            NEW YORK, NEW YORK 10022

                                 PROXY STATEMENT

SOLICITATION OF PROXIES

     This Proxy Statement is furnished by the Board of Directors ("the Board") of Franklin Capital Corporation, a Delaware corporation (the "Corporation", or "Franklin"), in connection with the solicitation by the Corporation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held on August 14, 2002, at 2 o'clock p.m., New York Time, at the offices of Weil, Gotshal and Manges, LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153. This proxy statement and form of proxy are first being sent to stockholders on or about July 19, 2002.

RECENT DEVELOPMENT

     On July 1, 2002, Franklin announced that it has exercised its contractual right to terminate the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 4, 2001, between Franklin and Change Technology Partners, Inc. The Board of Directors of Franklin believes that, because of a change in circumstances at both companies between the time the Merger Agreement was signed and July 1, 2002, it is no longer in the best interests of Franklin and its stockholders to complete the merger. Franklin is currently exploring other opportunities to solidify its financial structure and create value for its stockholders.

VOTING AND REVOCABILITY OF PROXIES

     Stockholders who execute proxies may revoke them at any time before they are voted, by delivering to Mr. Spencer L. Brown, Secretary of the Corporation, at the offices of the Corporation at 450 Park Avenue, 10th Floor, New York, New York, 10022, before the ballot is cast, either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the specifications contained therein. If no contrary specification is indicated on the proxy, the shares represented thereby will be voted in favor of (i) the election of the nominees for directors, (ii) the withdrawal of the Corporation's election to be regulated as a business development company under the Investment Company Act of 1940 (the "1940 Act") and (iii) the ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors.

     In the event that the persons named as proxies propose one or more adjournments to permit further solicitation with respect to any proposal to be voted upon at the Meeting, any such adjournments would require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The proxyholders will vote in favor of such an adjournment with respect to those proxies which instruct them to vote in favor of such proposal (including proxies which have no contrary specification with respect to such proposal), and will vote against such an adjournment with respect to those proxies which instruct them to vote against or abstain from voting with respect to such proposal. No adjournment will be for any period later than September 23, 2002.

     Except as stated specifically and except with respect to the election of directors, which is by plurality of votes cast, each of the matters being submitted to stockholder vote pursuant to the Notice of Annual Meeting will be approved if a quorum is present in person or by proxy and a majority of the votes cast on a particular matter are cast in favor of that matter. In tallying the vote, abstentions and broker non-votes will be considered to be shares of Common Stock or Preferred Stock present at the Meeting, but not voting in favor of the election of the nominees (i.e., they will have the same legal affect as a vote "against" the election of the nominees).

EXPENSES OF SOLICITATION OF PROXIES

     The solicitation will be made by the Corporation and all expenses will be borne by the Corporation. The solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by directors, officers and other employees of the Corporation personally, by telephone or by facsimile. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT TO ANY STOCKHOLDER UPON REQUEST IN WRITING ADDRESSED TO "FRANKLIN CAPITAL CORPORATION, 450 PARK AVENUE, NEW YORK, NEW YORK 10022, ATTENTION: STOCKHOLDER RELATIONS" OR BY CALLING COLLECT TO (212) 486-2323.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on July 10, 2002, the record date for the Meeting (the "Record Date"), the outstanding voting securities of the Corporation consisted of 1,065,600 shares of Common Stock, each of which is entitled to one vote, and 16,450 shares of Preferred Stock convertible into Common Stock, each of which is entitled to one vote.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the holdings of any person, including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended, the "1934 Act"), who was known to the Corporation to be the "beneficial owner", as defined in Rule 13(d)(3) under the 1934 Act, of more than 5% of the outstanding Common Stock at the close of business on May 31, 2002. The following information is based solely on a review by the Corporation of its capital stock transfer records and on publicly available filings made with the Securities and Exchange Commission (the "Commission") by or on behalf of stockholders of the Corporation.

TITLE      NAME AND ADDRESS                     AMOUNT AND NATURE OF    PERCENT
OF CLASS   OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP    OF CLASS

Common     The Prudential Insurance Company         190,966               17.9%
Stock      of America
           751 Broad Street
           Newark, NJ 07102

Common     Stephen L. Brown, Chairman               143,791(1)            13.5%
Stock      c/o Franklin Capital Corporation
           450 Park Avenue
           New York, New York 10022

Common     Kuby Gottlieb Special Value Fund         68,900(2)              6.5%
Stock      500 West Madison Avenue, 27th Floor
           Chicago, IL 60661

(1) Does not include 41,029 shares of Common Stock beneficially owned by Mr. Brown's children, 33,494 shares of which are owned by his son, Spencer L. Brown, Secretary of the Corporation. Mr. Brown disclaims beneficial ownership of all such shares.

(2)  Includes  Preferred  Stock owned  convertible  into 30,000 shares of Common
     Stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the Common Stock beneficially owned, as defined in Rule 13(d)(3) under the 1934 Act, by each director of the Corporation, each nominee for director, each named executive officer and by all directors and nominees and named executive officers of the Corporation as a group, at the close of business on June 30, 2002.



NAME OF BENEFICIAL       COMMON SHARES                PREFERRED SHARES
BENEFICIAL OWNER      BENEFICIALLY OWNED   PERCENT   BENEFICIALLY OWNED  PERCENT

Stephen L. Brown(1)         143,791         13.5%            --             *
Irving Levine(2)             46,375          4.2%         4,750           28.9%
Spencer L. Brown(3)          33,494          3.1%           250            1.5%
Hiram M. Lazar(4)             9,085           *             100             *
Michael P. Rolnick(5)         7,250           *               0             --
David T. Lender                 300           *               0             --
Laurence I. Foster                0           --              0             --
All officers and directors
as a group (7 persons)      337,895         29.1%        10,100           61.4%

*    Less than 1%

(1) Does not include 41,029 shares beneficially owned by Mr. Brown's children, including 33,494 shares owned by Spencer L. Brown. See (3) below. Mr. Brown disclaims beneficial ownership of all such shares.

(2) Includes options currently exercisable for 6,250 shares. Also includes Preferred Stock convertible into 33,750 shares of Common Stock owned by Copley Fund, Inc. ("Copley"). Mr. Levine may be a controlling person of Copley due to his position as Chairman and Chief Executive Officer. Therefore, Mr. Levine may be deemed to be a beneficial owner of all shares owned by Copley.

(3) Also includes Preferred Stock owned convertible into 1,875 shares of Common Stock.

(4) Includes options currently exercisable for 1,875 shares. Also includes Preferred Stock owned convertible into 750 shares of Common Stock.

(5)  Includes options currently exercisable for 6,250 shares.

                              ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

     At the Meeting, the Common Stockholders and Preferred Stockholders, voting together, will elect four (4) directors. In addition, the holders of the Preferred Stock, voting separately as a class, will elect two (2) directors who will thereafter be designated as the Preferred Stock Directors. Each of the six
(6) directors will hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Each stockholder of record at the close of business on July 10, 2002 is entitled to one vote for each share of Common Stock and Preferred Stock registered in the name of such stockholder on the books of the Corporation.

     The term of the present directors of the Corporation expires when their respective successors have been duly elected and qualified.

     Information with respect to the nominees for election as directors of the Corporation follows:

                                     POSITION                           DIRECTOR
     NAME                  AGE   WITH THE CORPORATION                    SINCE

     Stephen L. Brown*      64   Chairman of the Board,                  1986
                                 Chief Executive Officer and Director
     Spencer L. Brown*  **  36   Senior Vice-President, Secretary          --
     Irving Levine**        80   Director                                1990
     Michael P. Rolnick     37   Director                                1998
     David T. Lender        49   Director                                2000
     Laurence I. Foster     60   --                                        --

* Messrs. Stephen and Spencer Brown are each an "interested person" of the Corporation within the meaning of the Investment Company Act of 1940 (as amended, the "1940 Act") by reason of their respective positions as
     Chairman and Chief Executive Officer and Senior Vice-President and Secretary of the Corporation.

**   Preferred Stock Director

     STEPHEN L. BROWN, Chairman of the Board, has been Chairman and Chief Executive Officer since October 1986. Prior to joining Franklin, Mr. Brown was Chairman of S.L. Brown & Company, Inc., a private investment firm. Mr. Brown is a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc., a mutual fund). Mr. Brown's address is c/o Franklin Capital Corporation, 450 Park Avenue, New York, New York 10022.

     SPENCER L. BROWN, Senior Vice President and Secretary, has been Senior Vice President since November 1995, Secretary of the Corporation since October 1994 and was Vice President from August 1994 to November 1995. Mr. Brown, a nominee for election as a Preferred Stock Director, is the son of Mr. Stephen L. Brown, the Chairman and Chief Executive Officer of the Corporation. Mr. Brown's address is c/o Franklin Capital Corporation, 450 Park Avenue, New York, New York 10022.

     DAVID T. LENDER, a director of the Corporation, is Managing Director at Banc of America Securities, LLC where he specializes in mergers and acquisitions. Prior to joining Banc of America Securities, LLC, in 2000 Mr. Lender was a Managing Director in the Mergers and Acquisitions Group of Rothschild, Inc. Mr. Lender's address is c/o Banc of America Securities LLC, 9 West 57th Street, New York, NY 10019.

     IRVING LEVINE, a Preferred Stock Director of the Corporation, has been Chairman of the Board and President of Copley Fund, Inc., a mutual fund, since 1978 and Chairman and Treasurer of Stuffco International, Inc., a ladies handbag processor and chain store operator, since 1978. Mr. Levine is also President and a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc.) as well as a director of U.S. Energy Systems, Inc. an independent producer of clean efficient energy for growing energy markets. Mr. Levine's address is c/o Copley Fund, Inc. 315 Pleasant Street, 5th Floor, Fall River, MA 02721.

     MICHAEL P. ROLNICK, a director of the Corporation, is a General Partner at ComVentures, a venture capital firm that invests in early stage Internet and communications companies. Mr. Rolnick is responsible for private equity investments and managing portfolio companies. Prior to joining ComVentures in 1999, Mr. Rolnick had been Vice President for New Ventures at E* Trade Group Inc. since 1997. Mr. Rolnick's address is c/o ComVentures, 305 Lytton Avenue, Palo Alto, CA 94301.

     LAURENCE I. FOSTER, a nominee for election as director of the Corporation, was a partner at KPMG until his retirement in May, 2000 when he joined Richard
E. Eisner & Company LLP's New York City office as a partner in the personal financial planning practice. In June, 2002 Mr. Foster became an independent consultant. Mr. Foster holds the American Institute of Certified Public Accountants "Personal Financial Specialist" (PFS) designation. Mr. Foster is a member of the American Institute of Certified Public Accountants where he is the Chairman on the PFS Credential Committee. Mr. Foster is also a member of the New York State Society of Certified Public Accountants and the former chairman of their Estate Planning Committee. Mr. Foster's address is 750 Third Avenue, New York, New York 10017.

EXECUTIVE OFFICERS

     In addition to Messrs. Stephen and Spencer Brown, the following individual is an executive officer of the Corporation:


     HIRAM M. LAZAR, age 38. Mr. Lazar has been Chief Financial Officer of the Corporation since January 1999. From June 1992 to January 1999, Mr. Lazar was Vice-President of Finance and Compliance and Corporate Controller of Lebenthal & Co., Inc. a regional full-service brokerage firm.

     The term of office of the executive officers of the Corporation expires at the meeting of the Board of Directors when their respective successors have been elected and have qualified. The Corporation anticipates that each such officer will be re-elected at the meeting of the Board of Directors to be held immediately after the Annual Meeting of Stockholders.

REMUNERATION OF DIRECTORS AND OFFICERS

     The  following  table  sets  forth  information  with  respect  to all cash remuneration paid or accrued by the Corporation for services by the Corporation's directors and the three most highly paid executive officers whose compensation exceeded $60,000 for the year ended December 31, 2001:

                                                            PENSION OR
                                              AGGREGATE     RETIREMENT
                                              COMPENSATION  BENEFITS ACCRUED
                                              FROM THE      AS PART OF
NAME OF PERSON       POSITION                 CORPORATION   CORPORATION EXPENSES

Stephen L. Brown     Chairman and Chief
                     Executive Officer        $420,000            $0
Spencer L. Brown     Senior Vice President
                     and Secretary            $225,000            $0
Hiram M. Lazar       Chief Financial Officer  $130,000            $0
David T. Lender      Director                 $   3,000           $0
Irving Levine        Director                 $   3,000           $0
Michael P. Rolnick   Director                 $   3,000           $0

     With the exception of Mr. Stephen L. Brown, each director of the Corporation received director's fees of $3,000 for 2001. During the year ended December 31, 2001, the Corporation reimbursed directors for certain receipted expenses incurred in connection with the performance of their duties, including attendance at Board and Committee meetings, in the aggregate amount of $800. Mr. Brown received no such reimbursement.

     On May 1, 2000, Stephen L. Brown signed an Employment Agreement with the Corporation ("the Employment Agreement"), which superseded an agreement that was to expire on December 31, 2000. The Employment Agreement expires on December 31, 2003 ("the Term"). The Term will automatically renew from year to year thereafter, unless the Corporation notifies Mr. Brown not less than 120 days prior to the end of any Term in writing that the Corporation will not be renewing the Employment Agreement.

     The Employment Agreement provides that, Mr. Stephen L. Brown will serve as the Chairman and Chief Executive Officer of the Corporation and be responsible for the general management of the affairs of the Corporation, reporting directly to the Board. It also provides that he will serve as a member of the Board for the period of which he is and shall from time to time be elected or reelected.

     Mr. Stephen L. Brown receives compensation under the Employment Agreement in the form of base salary of $420,000. In addition, the Board may increase such salary at its discretion from time to time. Mr. Brown is also entitled to be paid bonuses as the Board determines in its sole discretion. Under the Employment Agreement, the Corporation furnishes Mr. Brown with an automobile and reimburses him for certain expenses related to such automobile. In addition, Mr. Brown is reimbursed for expenses related to membership in a club to be used primarily for business purposes. Mr. Brown is entitled under the Employment
Agreement to participate in any employee benefit plans or programs and to receive all benefits, perquisites and emoluments for which salaried employees are eligible. Mr. Brown is also entitled to severance pay in the event of termination without cause or by constructive discharge equal to the remaining base salary payable under the Employment Agreement and provides for death benefits payable to his surviving spouse equal to Mr. Brown's base salary for a period of one year.

     In addition, Mr. Stephen L. Brown and the Corporation entered into a Severance Agreement ("the Severance Agreement") on May 1, 2000. Under the
Severance Agreement Mr. Brown is entitled to receive severance if following a change in control as defined in the Severance Agreement his employment is terminated by the Corporation without cause or by the executive within one year of such change in control. In that event, he is entitled to receive compensation in a lump sum payment equal to 1.5 times his average compensation over the past five years.

     On May 1, 2000, Spencer L. Brown signed an Employment Agreement with the Corporation. The term of the agreement expires on December 31, 2003. The term will automatically renew from year to year thereafter, unless the Corporation notifies Mr. Brown not less than 120 days prior to the end of any term in writing that the Corporation will not be renewing the agreement.

     The agreement provides during the period of employment, Mr. Spencer L. Brown will serve as the Senior Vice-President and Secretary of the Corporation reporting to the Chairman and the Board and serve as a member of the Board for the period of which he is and shall from time to time be elected or reelected.

     Mr. Spencer L. Brown receives compensation under his employment agreement in the form of base salary of $225,000. In addition, the Board may increase such salary at its discretion from time to time. Mr. Brown is also entitled to be paid bonuses as the Board determines in its sole discretion. Under his employment agreement, the Corporation reimburses Mr. Brown for expenses related to the use of an automobile and for expenses related to membership in a club to be used primarily for business purposes. Mr. Brown is entitled under his employment agreement to participate in any employee benefit plans or programs and to receive all benefits, perquisites and emoluments for which salaried employees are eligible. Mr. Spencer L. Brown is also entitled to severance pay in the event of termination without cause or by constructive discharge equal to the remaining base salary payable under the agreement and provides for death benefits payable to his surviving spouse equal to Mr. Brown's base salary for a period of one year.

     In addition, Mr. Spencer L. Brown and the Corporation entered into a severance agreement on May 1, 2000. Under the severance agreement Mr. Brown is entitled to receive severance if following a change in control as defined in the severance agreement his employment is terminated by the Corporation without cause or by the executive within one year of such change in control. In that event, he is entitled to receive compensation in a lump sum payment equal to 1.5 times his average compensation over the past five years.

COMPENSATION PURSUANT TO PLANS

     On September  9, 1997,  Franklin's  stockholders  approved two Stock Option
Plans: a Stock Incentive Plan ("SIP") to be offered to the Corporation's consultants, officers and employees (including any officer or employee who is also a director of the Corporation) and a Non-Statutory Stock Option Plan ("SOP") to be offered to the Corporation's "outside" directors, i.e., those directors who are not also officers or employees of Franklin. 112,500 shares of the Corporation's Common Stock have been reserved for issuance under these plans, of which 67,500 shares have been reserved for the SIP and 45,000 shares have been reserved for the SOP. Shares subject to options that terminate or expire prior to exercise will be available for future grants under the Plans. Because the issuance of options to "outside" directors is not permitted under the 1940 Act without an exemptive order by the Securities and Exchange
Commission, the issuance of options under the SOP was conditioned upon the granting of such order. The order was granted by the Commission on January 18, 2000. No options were issued during 2001.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During the year ended December 31, 2001, the Board met on seven occasions and acted by unanimous written consent on one occasion.

     The Audit Committee held one meeting during the year ended December 31, 2001. The Audit Committee meets with the Corporation's independent auditors to review the Corporation's financial statements and the adequacy of internal controls and accounting systems. The members of the Audit Committee as of December 31, 2001 were Messrs. Levine (Chairman), Lender and Jonathan Marshall. Mr. Marshall resigned on April 22, 2002 and will be replaced on the Audit Committee by Mr. Foster upon his election to the Board.

     The Executive Committee meets between meetings of the Board. The Executive Committee generally may exercise the authority of the Board and may approve financings not to exceed $500,000. The Executive Committee did not meet during the year ended December 31, 2001. The members of the Executive Committee as of December 31, 2001 were Messrs. Brown, Levine and Marshall.

     The Compensation Committee meets to consider compensation of executive officers of the Corporation. The Compensation Committee did not meet during the year ended December 31, 2001. The members of the Compensation Committee as of December 31, 2001 were Messrs. Marshall (Chairman) and Levine. Mr. Marshall will be replaced on the Compensation Committee by David T. Lender.

     Each director attended at least 75% of the aggregate number of meetings of the Board and of Board Committees on which he served. The Board determines and appoints director nominees for election.

AUDIT COMMITTEE REPORT

     The Audit Committee reviewed and discussed with management the Corporation's audited financial statements as of and for the year ended December 31, 2001. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee's responsibilities are set forth in the Audit Committee Charter adopted by the Board. A copy of the Audit Committee Charter is attached as Appendix A. Each of the members of the Audit Committee qualifies as an "independent" director under the applicable listing standards of the American Stock Exchange.

     The Audit Committee received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, by the Independence Standards Board, and have discussed with the accountants the accountants' independence. The Audit Committee considered whether the provisions of non-financial audit services were compatible with Ernst & Young LLP's independence in performing financial audit services.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended
December 31, 2001 for filing with the Commission. The Audit Committee also recommends the selection of Ernst & Young to serve as independent accountants for the year ending 2002.

Members of the Audit Committee as of December 31, 2001:
     Irving Levine
     David T. Lender
     Jonathan Marshall

BROKERAGE TRANSACTIONS

     During the year ended December 31, 2001, the Corporation paid aggregate brokerage commissions of approximately $43,000.

     Brokers are selected by the Board, whose primary considerations are the cost and efficiency of execution of brokerage orders. No person acting on behalf of the Corporation is authorized to pay a brokerage commission to a broker in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of research services provided by the broker.

INVESTMENT ADVISOR

     The Corporation does not engage the services of an investment advisor, principal underwriter or administrator.

AFFILIATED TRANSACTIONS

     On February 1, 2001, the Corporation sold to Avery Communications, Inc. ("Avery") 1,183,938 shares of common stock and 350,000 shares of preferred stock of Avery representing its entire holding in Avery, for $1,557,617 plus accrued dividends on the preferred stock for a realized gain net of expenses of $137,759. As part of the sale the Corporation retained the right to receive 1,533,938 shares of Primal Solutions, Inc. ("Primal"), a wholly-owned subsidiary of Avery. On February 13, 2001, Primal announced that Avery had completed a spin-off of Primal and Franklin received 1,533,938 fully registered and marketable shares of Primal. During the year ended December 31, 2001, Franklin sold 1,150,000 shares of Primal for total proceeds of $53,861, realizing a loss of $130,139.

     On August 28, 2001, Franklin purchased the assets of Winstar Radio Networks, Global Media and

Winstar Radio Productions (collectively "WRN"), for a total purchase price of $6.25 million. Change Technology Partners, Inc. ("Change") provided $2.25 million of senior financing for the deal. The acquisition was consummated through eCom Capital Inc., subsequently renamed Excelsior Radio Networks, Inc. ("Excelsior"), a then wholly-owned subsidiary of Franklin. Franklin's total investment was $2.5 million consisting of $1.5 million in cash and a $1 million note payable to WRN. The note by its terms became due February 28, 2002 with interest at 3.54% and has a right of set-off against certain representations and warranties made by WRN. In October 2001, a legal proceeding was filed against WRN, which also named Franklin as a defendant, in which the representations and warranties made by WRN have been challenged. Until the time that this action is settled the due date of the note is extended indefinitely. Additionally, Franklin loaned $150,000 to Excelsior pursuant to a Note. The note bore interest at 10% per annum and is issued for a ninety-day rolling period. In connection with this note, Franklin was granted warrants to acquire 12,879 shares of Excelsior common stock at an exercise price of $1.125 per share. The note was repaid in full on February 28, 2002. In contemplation of the then proposed merger between Franklin and Change, Change purchased from the Franklin 250,000 shares of common stock of Excelsior for $250,000. Because the merger will not be completed, Franklin is required to repurchase, on or prior to August 29, 2002, those shares for $250,000 plus interest at an annual rate of 10% from December 4, 2001 to the date of repurchase. After giving effect to the repurchase, Franklin will own 57.6% of Excelsior's capital stock on a fully diluted basis and will have 64.7% of voting control. In addition, Franklin has the right to nominate four directors to Excelsior's seven-person board of directors.

     In connection with the closing of the asset acquisition from WRN, Franklin entered into a services agreement with Excelsior whereby Franklin agreed to provide Excelsior with certain services. In consideration for the services provided, for a period of six months Franklin will receive $30,000 per month and be reimbursed for all direct expenses. Subsequently, Franklin's monthly fee will be determined by a majority of the non-Franklin directors but will be no less than $15,000 per month. Franklin will continue to be reimbursed for all direct expenses. Finally, the agreement provides that Franklin's chief financial officer will serve in that capacity for Excelsior and his salary and benefits will be allocated between Excelsior and Franklin on an 80/20 basis. During the year ended December 31, 2001, Franklin earned $120,000 in management fees and was reimbursed by Excelsior $40,156 for salary and benefits for Franklin's chief financial officer, which was recorded as a reduction of expenses on Franklin.

     During the year ended December 31, 2000, the Corporation invested $140,000 in Excom Ventures, LLC. ("Excom"). Excom was formed as a holding company for the purpose of investing in Expert Commerce, Inc., a Business-to-Business purchase evaluation engine that simulates the way people make decisions. At December 31, 2001, the Corporation determined that this investment has no value and has marked these securities down to reflect that determination.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board recommends that stockholders vote "FOR" the persons named herein to serve as directors until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and have qualified. Under Delaware law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.

     All nominees have consented to stand for election and to serve if elected. If any nominee should be unable to serve in such position, an event not presently anticipated, the proxies voted for such a person, if any, as shall be designated by the Board to replace any such nominee, unless the Board reduces the number of directors constituting the whole Board.

     In the absence of contrary instructions, the Corporation intends to vote all proxies "FOR" the election of the nominees listed above as Directors of the Corporation. In tallying the vote, abstentions and broker non-votes will be considered to be shares of Common Stock or Preferred Stock present at the Meeting, but not voting in favor of the election of the nominees (i.e., they will have the same legal affect as a vote "against" the election of the nominees).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires the Corporation's executive officers and directors, and persons who beneficially own more than 10% of the Common Stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Form 4 or 5), of securities of the Corporation with the Securities and Exchange Commission and the American Stock Exchange. Executive officers, directors and greater than 10% stockholders also are required to furnish the Corporation with copies of all forms that they file pursuant to Section 16(a).

     To the Corporation's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Corporation believes that its executive officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements applicable to them during 2001.

       PROPOSAL TO APPROVE WITHDRAWAL OF ELECTION OF COMPANY'S STATUS AS A
                          BUSINESS DEVELOPMENT COMPANY

     On November 17, 1997, the Corporation elected to be regulated as a business development company (a "BDC") and to be subject to Sections 55 through 65 of the 1940 Act, by filing a properly executed notice of such election pursuant to Form N-54A with the Securities and Exchange Commission.

     In its proxy dated September 9, 1997 the Corporation stated that its principal business objective was to furnish capital and managerial expertise to companies that do not have ready access to capital through conventional financial channels. As the Corporation noted then investing in a BDC may entail special risks because of the nature of its investments in small companies. Further, because of the absence of any trading market for unlisted investments, the Corporation may require more time to liquidate its investments than would be the case for listed securities. Companies whose securities are unlisted tend to be smaller than established companies and generally have small capitalizations and fewer resources and therefore are less experienced and knowledgeable than those of established companies. Many of these companies are companies that are in the "start-up" stage of development, have little or no operating history, operate at a loss or with substantial variations in operating results from period to period, have limited products, markets or financial resources or have the need for substantial additional "follow-up" capital to support expansion, achieves profitability or maintain a competitive position.

                         REASONS FOR WITHDRAWAL AS A BDC

     In March 2001, the Corporation's Board of Directors begin to evaluate the feasibility of the Corporation holding a portfolio of investment securities and continuing its election as a BDC. This evaluation continued during subsequent months and on September 12, 2001, the Board of Directors unanimously determined that it would be in the best interest of the Company and its stockholders to seek stockholder approval to withdraw the Corporation's election as a BDC. The Board revisited the issue in June 2002, and reached the same conclusion. In making the determination to present this proposal to the Corporation's stockholders for approval, the Board of Directors considered a number of factors. During the time that the Corporation has operated as a BDC, the business, regulatory and financial climates have gradually changed. It has become increasingly more difficult for companies similar in size to the Corporation to raise capital for the purpose of building the Corporation's portfolio of securities. The Board and management believe that, rather than investing in a diverse portfolio of small companies given current market conditions, the Corporation and its shareholders would be better served if the Corporation focused on gaining control of profitable companies and continuing to build Excelsior through organic growth, acquisitions and joint ventures. In addition, upon the effectiveness of the withdrawal as a BDC, the Corporation would no longer be subject to the limitations and additional costs of complying with the 1940 Act. In furtherance of that decision the Corporation has realigned its focus by leading an investment group that purchased various radio-related operating assets from Winstar New Media and subsequently purchasing the assets of Dial Communications, LLC. Franklin, through its Excelsior subsidiary, has a controlling interest in the operation of these assets and management intends to focus its attention on operating Excelsior and growing the company with its business plan focused exclusively on acquiring companies in the radio programming, media and related industries. As such the Corporation will act as a holding company to execute a growth strategy in these industries.

     As a BDC, Franklin is subject to certain provisions of the 1940 Act and must invest at least 70% of its total assets in Qualifying Assets, consisting of eligible portfolio companies and certain other assets including cash and cash equivalents. You are being asked to approve the election of Franklin to withdraw from the status of being regulated as a business development company and no longer be subject to certain provisions of the 1940 Act. Although the Board has determined that it would be in the best interests of the Corporation and its shareholders to act as a platform or holding company that will acquire controlling interests in one or more companies that are within the radio programming, media and related industries, there are some possible negative effects to withdrawing the election to be regulated as a BDC.

     If the Corporation's withdrawal of its business development company election becomes effective, the Corporation is unlikely to qualify now or in the near future to be regulated as, or receive the favorable pass through tax treatment available to, investment companies that qualify as a Registered Investment Company. Franklin, however, has not in the past received this favorable pass through tax treatment.

     After the Corporation's withdrawal of its BDC election becomes effective with the Securities and Exchange Commission, the Corporation will no longer be subject to the regulatory provisions of the 1940 Act for BDCs, such as insurance, custody, composition of the board, affiliated transactions, issuance of securities and compensation arrangements. Even after the Corporation withdraws its election as a BDC, however, the Corporation will continue to be subject to the reporting requirements of the 1934 Act. Under the 1934 Act, the

Corporation would continue to file periodic reports on Form 10-K and Form 10-Q, as well as reports on Form 8-K and proxy statements and any other reports required under the 1934Act. Corporations not subject to the 1940 Act that enter into transactions with affiliates do not have transactions reviewed and accepted or rejected by the SEC prior to entering such transactions. As a result, shareholders will no longer have the added security of having the SEC review and accept or reject certain proposed affiliated party transactions prior to their implementation, as required by business development companies. In addition, in connection with the recent purchase of assets from Winstar, Franklin agreed to guarantee certain indebtedness incurred by Excelsior in connection with the asset purchase. Said guarantee becomes effective at the point in time when Franklin is no longer a BDC.


                              SHAREHOLDER APPROVAL

     In order to withdraw the Corporation's election to be regulated as a BDC, the 1940 Act requires the approval by the vote of a majority of the Corporation's outstanding voting securities. Such approval requires the vote, at the annual or a special meeting of the security holders of such company duly called, (A) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of such company, whichever is less.

          THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THIS PROPOSAL.

                        PROPOSAL TO APPROVE SELECTION OF
                    ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

     The Board has appointed Ernst & Young LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2002. The audit services performed by Ernst & Young LLP for the year ended December 31, 2001 included an examination of the financial statements included in the 2001 Annual Report to Stockholders.

     Ernst & Young LLP has advised the Corporation that it has neither any direct nor any material indirect financial interest in the Corporation. It is expected that a representative of Ernst & Young LLP will be present at the Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

     AUDIT FEES. The aggregate fees billed for professional services rendered by Ernst & Young LLP for 2001 for the audit of the Corporation's annual financial statements for 2001 and for the review of the financial statements included in the Corporation's Forms 10-Q for 2001 were $103,100.

     ALL OTHER FEES. There were no other fees billed by Ernst & Young LLP for 2001.

     The Board recommends that stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2002.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2002 Annual Meeting must be received in writing by the Corporation not later than April 1, 2003 in order to be considered for inclusion in the proxy statement relating to such meeting, which the Corporation anticipates will be held in June 2003.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters that may properly be brought, and which are likely to be brought, before the Meeting. However, should other matters be properly brought before the Meeting, the persons named on the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                                      By Order of the Board of Directors
                                      SPENCER L. BROWN
                                      SECRETARY

July 19, 2002

                                                                      APPENDIX A


                          FRANKLIN CAPITAL CORPORATION
                             AUDIT COMMITTEE CHARTER
                              ADOPTED JUNE 7, 2000

ORGANIZATION

This charter governs the operations of the audit committee (the "Committee") of the Board of Directors of Franklin Capital Corporation (the "Corporation"). The Committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The Committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Corporation. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Corporation. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit Committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Corporation's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Corporation's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Corporation. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Committee is to oversee the Corporation's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Corporation's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Committee, as representatives of the Corporation's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The Committee shall discuss with the auditors their independence from management and the Corporation and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the board the selection of the Corporation's independent auditors, subject to shareholders' approval.

     o The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Corporation's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Corporation's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

     o The Committee shall review with management and the independent auditors the financial statements to be included in the Corporation's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                       FRANKLIN CAPITAL CORPORATION                        PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 14, 2002

     The undersigned hereby appoints Stephen L. Brown and Irving Levine, or either of them, as attorneys and proxies to vote all the shares of common stock, par value $1.00 per share, of Franklin Capital Corporation (the "Corporation") and/or all the shares of preferred stock, par value $1.00 per share, of the Corporation, as applicable, which are outstanding in the name of the undersigned and which the undersigned would be entitled to vote as of July 19, 2002, at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at the offices of Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, 25th Floor, New York, New York, on Wednesday August 14th, 2002 at two o'clock p.m., New York
Time, and at any or all adjournments or postponements thereof; and the undersigned hereby instructs and authorizes said attorneys to vote as indicated on the reverse side.

     The shares represented hereby will be voted in accordance with the instructions contained on the reverse side. If no instructions are given the shares will be voted FOR the election of all of the applicable nominees in item 1 and FOR items 2, 3 and 4 below, each of said items being more fully described in the Notice of Meeting and accompanying Proxy Statement, receipt of which is hereby acknowledged. In the event of any proposed adjournment of the Meeting to permit further solicitation of proxies with respect to any proposal listed below, shares will be voted FOR adjournment with respect to such proposal if they were to be voted FOR such proposal (including if there were no specifications), and AGAINST adjournment with respect thereto if such shares were to be voted AGAINST or to have ABSTAINED from voting with respect to such proposal.

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

Please mark your votes as indicated in   [X]
this example

1. ELECTION OF DIRECTORS: 01. Stephen L. Brown, 02. David T. Lender, 03. Laurence I. Foster, 04. Michael P. Rolnick, 05. Spencer L. Brown (to be elected solely by Preferred Stockholders), 06. Irving Levine (to be elected solely by Preferred Stockholders) (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

      FOR the election of all applicable                    WITHHOLDING
           nominees listed (except                       AUTHORITY to vote
         as marked to the contrary                  for all applicable nominees
            on the line above)                             listed above

               [_]                                              [_]


2.   To  approve   the   withdrawal   of  Franklin   FOR      AGAINST    ABSTAIN
     Capital's  election  to  be  regulated  as  a   [_]        [_]        [_]
     business   development   company   under  the
     Investment Company Act of 1940.


3.   Ratification  of appointment of Ernst & Young   FOR      AGAINST    ABSTAIN
     LLP to serve as  independent  auditors of the   [_]        [_]        [_]
     Corporation   for  the  fiscal   year  ending
     December 31, 2002.

4.   In their discretion, on such other matters as   FOR      AGAINST    ABSTAIN
     may properly  come before the Meeting  (other   [_]        [_]        [_]
     than   adjournments   with   respect  to  any
     proposal as described on reverse).

                THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.
         PLEASE DATE, SIGN AND MAIL PROXY CARD IN THE ENCLOSED ENVELOPE

If you only own Common Stock of the Corporation, please sign on the line below titled "Signature of Common Stockholder." If you only own Preferred Stock of the Corporation, please sign on the line below titled "Signature of Preferred Stockholder." If you own both Common Stock AND Preferred Stock, please sign both lines.

SIGNATURE OF
COMMON STOCKHOLDER(S)__________________________________DATED _____________, 2002

SIGNATURE OF
PREFERRED STOCKHOLDER(S)_______________________________DATED _____________, 2002

Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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